Exhibits

Exhibit 23.4

Consent of Registered Independent Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-7410, 333-7412, 333-11022, 333-13384, 333-102183 and 333-97935) of Royal Dutch Petroleum Company of our report dated March 29, 2005, relating to the Financial Statements of Royal Dutch Petroleum Company which is included in this 2004 Annual Report on Form 20-F.

/s/ KPMG Accountants N.V.
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KPMG Accountants N.V.,
The Hague – The Netherlands

March 29, 2005

E 6 Royal Dutch/Shell Group of Companies